Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 2 to Registration Statement on Form F-1 (File No. 333-278977) of our report dated April 11, 2025 with respect to the audited consolidated financial statements of Nano Labs Ltd for the year ended December 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 25, 2025